EXHIBIT 21
SUBSIDIARIES
OF
TELEDYNE TECHNOLOGIES INCORPORATED

Name of Subsidiary	State/Jurisdiction of Incorporation	Fictitious Business Name(s) Used by Subsidiary
DVTEL India Private Limited	India
DVTEL Israel Ltd.	Israel
DVTEL Mexico SAPI de CV	Mexico
Ensambles de Precision S.A. de C.V.	Mexico
FLIR Belgium BV	Belgium
FLIR Commercial Systems AB	Sweden
FLIR Commercial Systems LLC	Russia
FLIR Commercial Systems Mexico, S.A. de C.V.	Mexico
FLIR Integrated Imaging Solutions GmbH	Germany
FLIR Integrated Imaging Solutions, Co., Ltd. (to be merged out)	China
FLIR Integrated Imaging Solutions, Inc.	British Columbia
FLIR Maritime Asia Pty Ltd.	Australia
FLIR Networked Systems, SLU	Spain
FLIR Optoelectronic Technology (Shanghai) Co., Ltd.	China
FLIR Systems AB	Sweden
FLIR Systems Australia Pty Ltd	Australia
FLIR Systems B.V.	Netherlands
FLIR Systems Brasil Comercio de Cameras Infravermelhas Ltda.	Brazil
FLIR Systems Company Ltd.	Hong Kong
FLIR Systems Estonia OU	Estonia
FLIR Systems France SAS	France
FLIR Systems GmbH	Germany
FLIR Systems Holding AB	Sweden
FLIR Systems India Private Limited	India
FLIR Systems Israel Ltd. (dormant)	Israel
FLIR Systems Japan K.K.	Japan
FLIR Systems Korea Co., Ltd.	South Korea
FLIR Systems Limited	United Kingdom
FLIR Systems Middle East DWC-LLC	United Arab Emirates
FLIR Systems Middle East FZE	United Arab Emirates
FLIR Systems SRL	Italy

Name of Subsidiary	State/Jurisdiction of Incorporation	Fictitious Business Name(s) Used by Subsidiary
FLIR Systems Trading Belgium BV	Belgium
FLIR Systems Trading Middle East FZCO (dormant)	United Arab Emirates
FLIR Unmanned Aerial Systems AS	Norway
FLIR Unmanned Aerial Systems ULC	British Columbia
FSI Holdings C.V.	Netherlands
Gas Performance Testing Services Ltd (dormant)	United Kingdom
GMI Group Holdings Limited	United Kingdom
Intelek Limited	United Kingdom
Intelek Pension Trustees Limited	United Kingdom
Intelek Properties Limited	United Kingdom
IST Fire & Gas DMCC (dormant)	United Arab Emirates
IST Oldham Instruments India Private Limited	India
LeCroy (Beijing) Trading Co., Ltd.	China
Lidar Aviation Services, Inc.	Ontario, Canada
Maple Imaging, LLC	Delaware
Ocean Aero, Inc. (minority interest)	Delaware
Oldham-Winter GmbH	Germany
Omnivee (2003) Ltd. (inactive)	Israel
Raymarine Deutschland GmbH	Germany
Raymarine Finland OY	Finland
Raymarine France SAS	France
Raymarine Holdings Limited	United Kingdom
Raymarine Italia Srl	Italy
Raymarine Norge AS	Norway
Raymarine Sverige AB	Sweden
Raymarine Technologies Ltd	United Kingdom
Raymarine UK Limited	United Kingdom
Rhombi Holdings Limited	United Kingdom
Rhombi Netherlands B.V.	Netherlands
RIHL Limited	United Kingdom
SCI CEDIP (minority interest)	France
Seapilot AB	Sweden
Simtronics AS	Norway
Teledyne Australia Pty Ltd (dormant)	Australia	Teledyne Defence Australia
Teledyne Brown Engineering, Inc.	Delaware
Teledyne C.M.L. Group Limited (dormant)	United Kingdom
Teledyne CARIS B.V.	Netherlands
Teledyne Controls, LLC	Delaware

Name of Subsidiary	State/Jurisdiction of Incorporation	Fictitious Business Name(s) Used by Subsidiary
Teledyne Czech s.r.o.	Czech Republic
Teledyne DALSA (Shanghai) Trading Co., Ltd.	China
Teledyne DALSA B.V.	Netherlands
Teledyne Defense Electronics, LLC	Delaware	Teledyne Coax Switches
Teledyne e2v
Teledyne e2v HiRel Electronics
Teledyne MEC
Teledyne Microwave
Teledyne Microwave Solutions
Teledyne Paradise Datacom
Teledyne Relays
Teledyne Reynolds
Teledyne Storm Microwave
Teledyne TWT Products
Teledyne Wireless
Teledyne Detcon, Inc.	Texas
Teledyne Digital Imaging US, Inc.	Delaware	Teledyne Acton Research Teledyne Caris Teledyne DALSA Teledyne e2v US Teledyne Integrated Designs Teledyne Photometrics Teledyne Princeton Instruments Teledyne Rad-icon Imaging
Teledyne Digital Imaging, Inc.	Ontario, Canada	Teledyne Caris Teledyne Dalsa Teledyne Dalsa Semiconductor Teledyne Lumenera Teledyne Optech Teledyne Quantitative Imaging Teledyne Photometrics Teledyne Scientific Cameras Teledyne VariSystems
Teledyne e2v (Beijing) Co., Ltd.	China
Teledyne e2v (Overseas) Holdings Limited	United Kingdom
Teledyne UK Limited	United Kingdom
Teledyne e2v Asia Pacific Limited	Hong Kong
Teledyne e2v Semiconductors SAS	France
Teledyne Energy Systems, Inc.	Delaware
Teledyne Europe Holdings C.V.	Netherlands
Teledyne FLIR Commercial Systems, Inc.	California
Teledyne FLIR Detection, Inc.	Delaware
Teledyne FLIR EOC, LLC	California
Teledyne FLIR Government Systems, Inc.	Delaware
Teledyne FLIR Integrated Imaging Solutions U.S.A., Inc.	Nevada

Name of Subsidiary	State/Jurisdiction of Incorporation	Fictitious Business Name(s) Used by Subsidiary
Teledyne FLIR Maritime US, Inc.	Delaware
Teledyne FLIR Surveillance, Inc.	Delaware
Teledyne FLIR UIS Holding Inc.	Delaware
Teledyne FLIR Unmanned Ground Systems, Inc.	Delaware
Teledyne FLIR, LLC	Delaware
Teledyne France SAS	France	Teledyne RD Instruments Europe
Teledyne FSI Holdings, Inc.	Oregon
Teledyne Gas Measurement Instruments Limited	United Kingdom
Teledyne Gavia ehf.	Iceland
Teledyne ICM SPRL	Belgium
Teledyne Innovaciones Microelectronics, S.L.U.	Spain
Teledyne Instruments Malaysia Sdn. Bhd.	Malaysia

Name of Subsidiary	State/Jurisdiction of Incorporation	Fictitious Business Name(s) Used by Subsidiary
Teledyne Instruments, Inc.	Delaware	Teledyne Advanced Chemistry Systems
Teledyne Advanced Monitoring Solutions
Teledyne Advanced Pollution Instrumentation
Teledyne A-G Geophysical Products
Teledyne AGG
Teledyne Analytical Instruments
Teledyne API
Teledyne Benthos
Teledyne BlueView
Teledyne Cable Solutions
Teledyne CETAC Technologies
Teledyne Cormon
Teledyne D.G. O’Brien
Teledyne Geophysical Instruments
Teledyne Hanson Research
Teledyne Hastings Instruments
Teledyne Impulse
Teledyne Isco
Teledyne Laboratory and Field Instruments
Teledyne Leeman Labs
Teledyne Marine
Teledyne Marine Interconnect Solutions
Teledyne Monitor Labs
Teledyne Oceanscience
Teledyne ODI
Teledyne Odom Hydrographic
Teledyne Oil & Gas
Teledyne Process and Air Quality Instruments
Teledyne RD Instruments
Teledyne RDI
Teledyne Real Time Systems
Teledyne RTS
Teledyne SeaBotix
Teledyne SSI
Teledyne Taptone
Teledyne Tekmar
Teledyne TSS
Teledyne Webb Research
Teledyne Japan Corporation	Japan
Teledyne Korea, Ltd.	South Korea
Teledyne Labtech Limited (dormant)	United Kingdom
Teledyne LeCroy India Trading Private Ltd.	India
Teledyne LeCroy S.A.R.L.	France
Teledyne LeCroy S.R.L.	Italy
Teledyne LeCroy SA	Switzerland

Name of Subsidiary	State/Jurisdiction of Incorporation	Fictitious Business Name(s) Used by Subsidiary
Teledyne LeCroy, Inc.	Delaware	Teledyne LeCroy Frontline Teledyne LeCroy OakGate Teledyne LeCroy Protocol Solutions Group Teledyne Test Services Teledyne Test Tools
Teledyne Limited	United Kingdom
Teledyne Marine Ltda.	Brazil	Teledyne ODI Brasil; Teledyne Oleo & Gas
Teledyne Micralyne, Inc.	Alberta, Canada
Teledyne Netherlands B.V.	Netherlands
Teledyne Oldham Simtronics SAS	France
Teledyne Optech, Inc.	Delaware
Teledyne RESON A/S	Denmark
Teledyne RESON B.V.	Netherlands
Teledyne RESON Holding B.V.	Netherlands
Teledyne RESON, Inc.	California
Teledyne RISI, Inc.	California	Teledyne Electronic Safety Products Teledyne Energetics
Teledyne Scientific & Imaging, LLC	Delaware	Teledyne Imaging Sensors Teledyne Judson Technologies Teledyne Scientific Company
Teledyne Scientific Imaging GmbH	Germany
Teledyne Scientific Imaging Limited (in liquidation)	United Kingdom
Teledyne Signal Processing Devices Sweden AB	Sweden
Teledyne Singapore Private Limited	Singapore
Teledyne Taiwan Company	Taiwan
Teledyne Technologies (Bermuda) Limited	Bermuda
Teledyne Technologies (Shanghai) Co., Ltd.	China
Teledyne Technologies International Corp.	Delaware

Name of Subsidiary	State/Jurisdiction of Incorporation	Fictitious Business Name(s) Used by Subsidiary
Teledyne Technologies Israel Ltd.	Israel
Teledyne UK Limited	United Kingdom	Teledyne Bowtech
Teledyne CML Composites
Teledyne Controls (UK)
Teledyne Cormon
Teledyne Defence and Space
Teledyne Geophysical Instruments (UK)
Teledyne Impulse- PDM
Teledyne Labtech
Teledyne LeCroy (UK)
Teledyne Oil & Gas
Teledyne Paradise Datacom
Teledyne Relays (UK)
Teledyne Reynolds (UK)
Teledyne TSS